EXHIBIT 10.0

Exhibit 10.0 as filed with 10-Q	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT TO THE

TELEVISION LISTINGS DATA AGREEMENT

BETWEEN TIVO INC. AND TRIBUNE MEDIA SERVICES, INC.

This Amendment, dated June 28, 2005, amends the Television Listings Data Agreement between Tribune Media Services, Inc., (“TMS”) and TiVo, Inc. (“Licensee”) dated March 1, 2004 (Agreement). All terms of the referenced Agreement will apply to the following:

In addition to the licenses granted in the Agreement, TMS herein grants to Licensee the Licensed Data specifically defined in Exhibit 1, Section I:

SEE	ATTACHED DOCUMENT “[*]”

Licensee shall use the above Licensed Data solely for their internal research & development of their TiVo service.

Except as expressly provided in this Amendment, the terms and conditions of the original Agreement shall remain in full force and effect. To the extent that there is a conflict between the terms of this Amendment and the terms of the Agreement dated March 1,2004, the terms of this Amendment shall control.

Tivo, Inc.		Tribune Media Services, Inc.

Signature:	/s/ Mark Roberts	Signature:	/s/ Barbara Needleman
Print Name:	Mark Roberts	Print Name:	Barbara Needleman
Title:	S.V.P. of Consumer Products	Title:	Vice President of Entertainment Products
Date:	7/21/2005	Date:	8/5/2005

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[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.